UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 18, 2018

ENB Financial Corp

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-53297	51-0661129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 E. Main St., Ephrata, PA	17522-0457
(Address of principal executive offices)	(Zip Code)

__717.733.4181__

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2018, Aaron L. Groff, Jr., Chairman, President & Chief Executive Officer of ENB Financial Corp (the “Corporation”) and of its wholly-owned subsidiary, Ephrata National Bank (the “Bank”), announced his retirement effective the close of business on December 31, 2019. Jeffrey S. Stauffer, Senior Vice President and Senior Lender, will be promoted to President & Chief Executive Officer of the Corporation and will be President & Chief Executive Officer of the Bank upon Mr. Groff’s retirement. A copy of the press release regarding these events is filed as Exhibit 99.1 and is incorporated herein by reference.

There is no arrangement or understanding with any other person pursuant to which Mr. Stauffer was promoted as President & Chief Executive Officer of the Corporation and Bank, and there are no family relationships between Mr. Stauffer and any director or executive officer of the Corporation or the Bank. Additionally, neither the Corporation nor the Bank has entered into any transactions with Mr. Stauffer that are reportable under Item 404(a) of Regulation S-K.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated as of October 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ENB FINANCIAL CORP
(Registrant)

Dated: October 19, 2018	By: /s/ Scott E. Lied
Scott E. Lied
Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated as of October 18, 2018.